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                               INAMED CORPORATION
                            11 Penn Plaza, Suite 946
                            New York, New York 10001


                                February 14, 2000



Appaloosa Investment Limited Partnership I
Palomino Fund Ltd.
Palomino Investment Holdings Ltd.
Tersk LLC
26 Main Street
Chatham, New Jersey 07928


                             Re: Inamed Corporation
                                 ------------------

Dear Mr. Bolin:

     Reference is hereby made to the registration rights obligations of Inamed Corporation, a Delaware corporation (the "Company"), under, without limitation,
(i) the several warrant agreements between you and the Company (the "Warrants") providing for the purchase of shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), (ii) the letter agreement between the Company and Appaloosa Management L.P., dated July 2, 1997 (the "July 2, 1997 Letter Agreement"), and (iii) the several waiver letters dated October 25, 1999 between you and the Company (the "Waiver Letters"). Each of you and the Company hereby agree to amend such obligations as follows:

     (1) The Company will file a registration statement (the "Registration Statement") on Form S-3, or Form S-1 if necessary, under the Securities Act of 1933, as amended (the "Securities Act"), on or about February 14, 2000 with respect to 2,000,000 shares of Common Stock held in the aggregate by you, which shares are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, and the Company will use its best efforts to cause such registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and will keep such Registration Statement continuously effective under the Securities Act, subject to customary limitations, for such period of time as you hold the Warrants or the Common Stock previously issued or issuable thereunder.

     (2) Within 45 days following the effective date of the Registration Statement (the "First Registration Period"), the Company will file a registration statement for such number of additional shares of Common Stock as requested by you reasonably prior to the end of the First Registration Period; provided that if in the good
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          faith determination of Chase H&Q, or such other financial advisor/
          investment banking firm of national standing mutually agreed to by the Company and you (the "Investment Bank"), there has been a material decline in the market value of the Common Stock of the Company or a material disruption in the trading activity of such stock, or any event or development which could reasonably be expected to result in any such decline or disruption, or in the view of the Investment Bank the registration of such shares of Common Stock could reasonably be expected to have a material adverse effect on the market value or trading activity of the Common Stock (each, an "Adverse Market Effect"), the Company will not be required to register your shares of Common Stock pursuant to your request. In such event, the Company and you agree to reduce the number of shares of Common Stock to be registered thereunder as required in the view of the Investment Bank in order to eliminate the Adverse Market Effect, which reduction could result in none of the requested shares of Common Stock becoming registered at that time.

          Within 45 days following the later of the end of the First Registration Period and the effective date of any registration statement filed pursuant to the preceding paragraph (the "Second Registration Period"), the Company will file a registration statement for such number of additional shares of Common Stock as requested by you reasonably prior to the end of the Second Registration Period; provided that if such request for registration is for more than 2,000,000 shares and the Investment Bank determines that such registration would have an Adverse Market Effect, the Company and you agree to reduce the number of shares of Common Stock to be registered as required in the view of the Investment Bank in order to eliminate the Adverse Market Effect, which reduction shall not reduce the number of shares to be registered below 2,000,000 shares.

          Within 45 days following the later of the end of the Second Registration Period and the effective date of any registration statement filed pursuant to the preceding paragraph (the "Third Registration Period"), the Company will file a registration statement for such number of additional shares of Common Stock as requested by you reasonably prior to the end of the Third Registration Period; provided that if such request for registration is for more than 2,000,000 shares and the Investment Bank determines that such registration would have an Adverse Market Effect, the Company and you agree to reduce the number of shares of Common Stock to be registered as required in the view of the Investment Bank in order to eliminate the Adverse Market Effect, which reduction shall not reduce the number of shares to be registered below 2,000,000 shares.
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          Within 45 days following the later of the end of the Third
          Registration Period and the effective date of any registration statement filed pursuant to the preceding paragraph (the "Fourth Registration Period"), the Company will file a registration statement for such number of additional shares of Common Stock as requested by you reasonably prior to the end of the Fourth Registration Period; provided that if such request for registration is for more than 2,000,000 shares and the Investment Bank determines that such registration would have an Adverse Market Effect, the Company and you agree to reduce the number of shares of Common Stock to be registered as required in the view of the Investment Bank in order to eliminate the Adverse Market Effect, which reduction shall not reduce the number of shares to be registered below 2,000,000 shares.

          Notwithstanding the foregoing, the Company will be obligated to have one or more registration statements declared effective with respect to all of your shares of Common Stock not later than December 31, 2000. Any shares of Common Stock registered pursuant to this paragraph (2) will be made in accordance with the terms and conditions contained in paragraph (1) above, including the Company's obligations to keep such registration statements continuously effective under the Securities Act, as provided therein.

     (3) Subject to items (1) and (2) above and notwithstanding anything to the contrary contained in the Warrants, the July 2, 1997 Letter Agreement or the Waiver Letters, you are entitled to an unlimited number of demand registrations with respect to your shares of Common Stock previously issued or issuable under the Warrants. The Company will bear all costs and expenses of such registrations.
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     Please indicate your acknowledgement and agreement to the foregoing by signing this letter agreement in the space provided below and returning a copy to the Company.

                                        Sincerely yours,

                                        INAMED CORPORATION

                                        By: /s/ David E. Bamberger
                                            ----------------------
                                            David E. Bamberger
                                            Senior Vice President
                                            Secretary and General Counsel

APPALOOSA INVESTMENT LIMITED PARTNERSHIP I
PALOMINO FUND LTD.
PALOMINO INVESTMENT HOLDINGS LTD.
TERSK LLC

By: Appaloosa Management L.P.

By: Appaloosa Partners Inc.
    Its General Partner

By: /s/ James E. Bolin
    --------------------
    James E. Bolin
    Vice President